Exhibit (j)(2)

[Pyxis Capital Letterhead]

December 19, 2012

State Street Bank and Trust Company

John Hancock Tower, 17th Floor

200 Clarendon Street

Boston, MA 02116

Attention: Thomas P. Barry, Vice President

Re:	Pyxis Funds II (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established two (2) series of shares known as Pyxis Alternative Income Fund and Pyxis International Equity Fund (the “Portfolios”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement (the “Custodian Agreement”) dated as of October 1, 2012 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the Portfolios under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the aforementioned contract.

Appendix A and Appendix B hereto replace “Appendix A” and “Appendix B” to the Custodian Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Pyxis Funds II
on behalf of:
Pyxis Alternative Income Fund
Pyxis International Equity Fund

By:	/s/ Ethan Powell
Name:	Ethan Powell
Title:	Executive Vice President and Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President
Effective Date: December 20, 2012

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Pyxis Funds I

Pyxis Long/Short Equity Fund

Pyxis Long/Short Healthcare Fund

Pyxis Floating Rate Opportunities Fund

Pyxis Funds II

Pyxis Alpha Trend Strategies Fund

Pyxis Alternative Income Fund

Pyxis Core America Equity Fund

Pyxis Dividend Equity Fund

Pyxis Energy and Materials Fund

Pyxis Fixed Income Fund

Pyxis Global Equity Fund

Pyxis International Equity Fund

Pyxis Premier Growth Equity Fund

Pyxis Small-Cap Equity Fund

Pyxis Tax-Exempt Fund

Pyxis Total Return Fund

Pyxis Trend Following Fund

NexPoint Credit Strategies Fund

Pyxis Special Situations Fund

APPENDIX B

TO

MASTER CUSTODIAN AGREEMENT

Pyxis Funds I

Pyxis iBoxx Senior Loan ETF